EXHIBIT 99.1

News Release

February 18, 2014

Ashland Inc. signs definitive agreement to sell Ashland Water Technologies to Clayton, Dubilier & Rice for approximately $1.8 billion

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced it has signed a definitive agreement to sell Ashland Water Technologies to a fund managed by Clayton, Dubilier & Rice in a transaction valued at approximately $1.8 billion. The transaction is expected to close by the end of Ashland’s fiscal year on September, 30, 2014, contingent on certain customary regulatory approvals, standard closing conditions and completion of required employee information and consultation processes.

The company expects net proceeds from the sale to total approximately $1.4 billion, which primarily will be used to return capital to shareholders in the form of share repurchases. In keeping with this intent, Ashland’s board of directors has authorized a $1.35 billion common stock repurchase program, effective immediately. This new authorization replaces Ashland's previous $600 million buyback program, which had approximately $450 million remaining. The new repurchase program will expire December 31, 2015.

With annual sales of $1.7 billion and approximately 3,000 employees worldwide, Water Technologies is a leading supplier of specialty chemicals and services to the pulp and paper and industrial water markets. Over the past year, the commercial unit has reported significant improvements in its business and financial performance as a result of a plan to simplify the organization, focus on key growth opportunities, and deliver better service and value to customers. The result has been steady profit growth and improved margins.

“Thanks to the hard work and commitment of the entire team, Water Technologies has shown tremendous improvement over the past year, and I believe it is well positioned to build on that momentum under Clayton, Dubilier & Rice ownership,” said James J. O’Brien, Ashland chairman and chief executive officer. “This divestiture allows us to focus on our core specialty chemicals business and to accelerate return of capital to shareholders, while Water Technologies should have an opportunity to invest in continued growth under new ownership. We believe this transaction, when combined with our ongoing global restructuring, will help position Ashland for EBITDA margins that rank among the top 25 percent of specialty chemical companies.”

Founded in 1978, Clayton, Dubilier & Rice is a private investment firm with an investment strategy predicated on producing financial returns through building stronger, more profitable businesses. Since inception, CD&R has managed the investment of more than $19 billion in 59 businesses with an aggregate transaction value of more than $90 billion.

“We are excited to be partnering with the AWT management team and look forward to working with them to move the business forward to its next level of profitable growth,” said CD&R Partner David H. Wasserman.

“Ashland Water Technologies has many attractive features, including a very strong competitive position which reflects its global scale, deep set of service capabilities and innovation leadership," added CD&R Partner George K. Jaquette. "We look forward to working with the management team to build upon the company’s market leadership position."

Citi is acting as financial advisor, and Cravath, Swaine & Moore LLP and Squire Sanders are acting as legal advisors to Ashland.

About Ashland
In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.
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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negatives of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the potential sale transactions involving Ashland Water Technologies and the elastomers business (including the possibility that one or both transactions may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction); the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions, and other expected benefits from the program); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

FOR FURTHER INFORMATION:

Investor Relations:
Jason Thompson
+1 (859) 815-3527
jlthompson@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com